EXHIBIT 10.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

No. 1	$3,000,000.00

Date: June 20, 2025

CLEARONE, INC.
CONVERTIBLE NOTE

FOR VALUE RECEIVED, CLEARONE, INC., a Delaware corporation (the “Company”), hereby acknowledges the receipt of an investment from First Finance Ltd. or its registered assigns (the “Holder”) in the principal amount of Three Million Dollars ($3,000,000.00) (the “Investment”), in exchange for debt of the Company which may be converted into shares of the Company’s Class B Preferred Stock, par value $0.001 per share (the “Class B Preferred Stock”) on or before July 21, 2025 (the “Maturity Date”), in accordance with the terms of this Convertible Note (the “Note”) and the Purchase Agreement (as defined in Section 1 below). The Company shall pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof.

For the avoidance of doubt, this Note supersedes, in its entirety, the previously signed Convertible Note between the Company and Holder, dated as of this date, which mistakenly referred to the Maturity Date as July 18, 2025 and was not formally delivered.

Interest payable under this Note shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) during the applicable period. All amounts owed to the Holder under this Note, including the outstanding principal and all accrued and unpaid interest, shall be satisfied through the conversion of such amounts into shares of Class B Preferred Stock in accordance with the terms of this Note, and no cash payments of principal or interest shall be made.

1.Definitions.  In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note Purchase Agreement, dated as of June 20, 2025 (the “Purchase Agreement”), among the Company, and the Holder, and (b) the following terms have the meanings indicated:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York or Utah are authorized or required by law or executive order to close.

“Conversion Date” means the first Business Day following the date that the Class A Preferred Stock has been issued as a dividend to holders of Common Stock of the Borrower.

“Note Conversion Price” means $1,000 per share of Class B Preferred Stock subject to adjustment from time to time pursuant to this Note.

“Eligible Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca or the NYSE MKT (or any successor to any of the foregoing).

“Interest Rate” means a rate of ten percent (10%) per annum until such time as the Note is converted into Class B Preferred Stock.

“Original Issue Date” means June 20, 2025.

                            “Trading Day” means (a) any day on which the Company’s common stock is listed or quoted and traded on an Eligible Market, or (b) if the Company’s common stock is not then listed or quoted and traded on any Eligible Market, then any Business Day.

“Underlying Shares” means the shares of Class B Preferred Stock issuable (i) upon conversion of this Note, (ii) in satisfaction of any other obligation or right of the Company to issue shares of Class B Preferred Stock pursuant to the Purchase Agreement, and in each case, any securities issued or issuable in exchange for or in respect of such securities.

2.Principal and Interest.

(a) The Company shall accrue interest on the then-outstanding principal amount of this Note at the Interest Rate. Upon conversion of this Note into Class B Preferred Stock in accordance with Section 4, any accrued and unpaid interest with respect to the principal amount of this Note being converted shall automatically convert into additional shares of Class B Preferred Stock, at the same Note Conversion Price applicable to the principal amount being converted, without any further action required by the Holder.

3.Ranking and Covenants.

(a) Except in connection with a redemption of all outstanding shares of the Company’s Class A Preferred Stock, which shall have a preference with respect to the proceeds of a sale of all or substantially all of the Company’s assets and operating business, no class or series of capital stock or indebtedness of the Company or any Subsidiary shall be senior to or on a parity with this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.

(b) The covenants set forth in the Purchase Agreement (including Articles 8 and 9 of the Purchase Agreement and the affirmative and negative covenants set forth therein) are incorporated by reference herein and are for the benefit of the holders of this Note.  The covenants set forth in Articles 8 and 9 of the Purchase Agreement may only be amended or waived by the written consent of the Holder.

(c) The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Class B Preferred Stock, solely for the purpose of enabling it to issue Underlying Shares as required under this Note, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this Note, free from preemptive rights or any other contingent purchase rights of any other Person.  The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms of this Note, be duly and validly authorized and issued and fully paid and nonassessable.

4.Conversion.

(a) Automatic Conversion on the Conversion Date. On the Conversion Date, this Note, including the entire outstanding principal amount, shall automatically convert into shares of Class B Preferred Stock, without any further action by the Holder, at a conversion price equal to the Note Conversion Price then in effect. The number of shares of Class B Preferred Stock issuable upon such conversion shall equal the outstanding principal amount of this Note divided by the Note Conversion Price on the Conversion Date. No Conversion Notice or Conversion Schedule shall be required for this automatic conversion; provided, however, that the Company shall promptly deliver to the Holder an updated capitalization table reflecting such conversion within five (5) Business Days following the Conversion Date.

(b) Automatic Conversion of Accrued Interest and Accrued Dividends. On the Conversion Date, any accrued and unpaid interest and any accrued and unpaid dividends on the principal amount of this Note shall automatically convert into additional shares of Class B Preferred Stock.

5.Mechanics of Conversion; Restrictive Legends.

(a) Upon conversion of this Note, the Company shall promptly (but in no event later than one (1) Trading Day after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion (or the Holder or its designee shall receive a credit for such Underlying Shares issuable upon such conversion to its balance account with The Depository Trust Company ( the “DTC”) through its Deposit Withdrawal Agent Commission System).  The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become the holder of record of such Underlying Shares as of the Conversion Date.  The Company shall, upon request of the Holder, use its reasonable best efforts to deliver the Underlying Shares hereunder electronically through the DTC, and to credit the number of shares of Class B Preferred Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with the DTC through its Deposit Withdrawal Agent Commission System.  If the Company is not presently eligible to deliver its Class B Preferred Stock electronically through DTC, the Company shall use its best efforts to take all action necessary to become so eligible promptly following the Closing Date.

(b) The Holder shall not be required to deliver the original Note in order to effect a conversion hereunder. The Holder shall deliver the original Note to the Company within thirty (30) days after the conversion of the entire Note hereunder, provided, that the Holder’s failure to so deliver the original Note shall not affect the validity of such conversion or any of the Company’s obligations under this Note, and the Company’s sole remedy for the Holder’s failure to deliver the original Note shall be to obtain an affidavit of lost note from the Holder.

(c) The Company’s obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares (other than such limitations contemplated by this Note).

(d) Each certificate for Underlying Shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (i) SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (ii) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUESTED BY THE COMPANY, THE HOLDER HAS PROVIDED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

6.Events of Default. At any time or times following the occurrence of an Event of Default, the Holder shall have the rights and remedies set forth in Article 10 of the Purchase Agreement.

7.Charges, Taxes and Expenses.  Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee, or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Holder.  The Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

(a) Stock Dividends and Splits.  If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case, the Note Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions.  If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock described in Section 7(a) or a pro rata distribution of Class A Preferred Stock to holders of Common Stock in connection with the post-conversion issuance of such Preferred Stock)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then the Company shall deliver to the Holder (on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Underlying Shares for which this Note could have been converted immediately prior to the date on which holders of Common Stock became entitled to receive such Distributed Property.

(c) Fundamental Changes.  If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or more transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash, or property, (iv) the Company effects any reorganization, reclassification, or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash, or property (other than as a result of a subdivision or combination of shares of Common Stock described in Section 7(a)), or (v) there is a Change of Control (each case in clauses (a) through (b) above, a “Fundamental Change”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive (except to the extent previously distributed to the Holder pursuant to Section 7(b)), for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Change), the same kind and amount of securities, cash, or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one (1) share of Common Stock (the “Alternate Consideration”).  If holders of Common Stock are given any choice as to the securities, cash, or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Change.  In the event of a Fundamental Change, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

              (x) this Note shall thereafter entitle the Holder to purchase the Alternate Consideration;

(y)in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale, or conveyance, such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Note and the Purchase Agreement; and

(z)if registration or qualification is required under the Securities Act of 1933 or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Change, the Alternate Consideration includes shares of stock, other securities, other property, or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Change, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.  At the Holder’s request, any successor to the Company or surviving Person in such Fundamental Change shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this Section 7(c) and ensuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change. If any Fundamental Change constitutes or results in a Change of Control, then the Company (or any such successor or surviving entity) will purchase each Note (unless such Holder declines to accept such payment in accordance with Section 8.9(b) of the Purchase Agreement) for a purchase price, payable in cash, equal to the greater of (x) the purchase price specified in Section 2.1 of the Purchase Agreement, and (y) the product of (i) Event Equity Value, and (ii) the Underlying Shares issuable upon conversion of the principal amount of each Note, plus all accrued but unpaid interest on each Note. Any repurchase of this Note in connection with a Fundamental Change shall be made in the order of priority set forth in Section 8.5(b) of the Purchase Agreement (provided, that, any repurchase or repayment that is allocated to the principal amount of this Note shall be applied to the principal payments in reverse chronological order).

(d)Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Class B Preferred Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Class B Preferred Stock.

(e)Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 7, the Company, at its expense, will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail, such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(f)Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities, or other property in respect of its Preferred Stock, including without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes,  approves, or enters into any agreement contemplating or soliciting stockholder approval for a Fundamental Change, or (iii) authorizes the voluntary dissolution, liquidation, or winding up of the affairs of the Company, then the Company shall deliver to the holders of this Note a notice describing the material terms and conditions of such transaction, at least twenty (20) Trading Days prior to the applicable record or effective date on which a Person would need to hold Class B Preferred Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the holders of this Note are given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction.

8.No Fractional Shares.  The Company shall not issue or cause to be issued fractional Underlying Shares on conversion of this Note.  If any fraction of an Underlying Share would, except for the provisions of this Section 8, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

9.Notices.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement, unless changed by such party by two (2) Trading Days’ prior notice to the other party in accordance with this Section 9.

10.Miscellaneous.

(a)This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Subject to the restrictions on transfer set forth herein, this Note may be assigned by the Holder.  The Company shall not be permitted to assign this Note absent the prior written consent of the Holder.

(b)Except as expressly set forth herein, nothing in this Note shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy, or cause under this Note.

(c)THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY, AND ALL OTHER CLAIMS.  THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

(d)This Note, and the rights and obligations of the parties hereto with respect to all matters arising hereunder or related hereto, shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of law principles. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any claim, dispute, suit, action, or proceeding arising out of or relating to this Note, or the transactions contemplated hereby or thereby. The Company and the Holder each hereby irrevocably waives, and agrees not to assert in any such suit, action, or proceeding, any claim that (i) it is not personally subject to the jurisdiction of any such court, (ii) such suit, action, or proceeding is improper, or (iii) such suit, action, or proceeding is an inconvenient forum. Each party irrevocably waives personal service of process and consents to service of process being made by registered or certified mail, return receipt requested, or by overnight courier service with evidence of delivery, in each case addressed to the party at its address for notices specified in the Purchase Agreement. Service in such manner shall constitute good and sufficient service of process and notice thereof. Nothing herein shall affect any party’s right to serve process in any other manner permitted by law.

(e)If action is instituted to collect on this Note, the Company promises to pay all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action.  The Company shall pay the reasonable attorneys’ fees incurred by the Holder in connection with any amendment to, or waiver of, this Note.

(f)In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(g)This Note, together with the Purchase Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof.  No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the Holder.  Any waiver executed by the Holder shall be binding on the Company and all holders of this Note.  No waiver of any default with respect to any provision, condition, or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h)The Holder shall have no rights as a holder of Class B Preferred Stock as a result of being a holder of this Note, except as required by law or rights expressly provided in this Note.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CLEARONE, INC.

By/s/ Derek L. Graham
Name: Derek L. Graham
Title: Chief Executive Officer

Acknowledged and Agreed to by:

FIRST FINANCE LTD.

By: /s/ Andrew Hromyk

Name: Andrew Hromyk

Its: President

Schedule 1

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions of the Convertible Note issued by CLEARONE, INC.

Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion